Exhibit 23.2
                                                                   ------------


            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Brookdale Senior Living, Inc. Omnibus Stock Incentive Plan of our report dated February 14, 2006, with respect to the consolidated financial statements of CMCP - Properties, Inc., included in the Current Report on Form 8-K/A of Brookdale Senior Living, Inc. filed on March 20, 2006.



                                                     /s/ Ernst & Young LLP
                                                     --------------------------



Dallas, Texas
June 9, 2006